UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 3, 2018 (July 2, 2018)

ACXIOM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 E. Dave Ward Drive

Conway, AR 72032

(Address of principal executive offices, including zip code)

(501) 342-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement; Contribution Agreement; and Related Transactions

As previously announced, on July 2, 2018, Acxiom Corporation (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with The Interpublic Group of Companies, Inc. (the “IPG”), LiveRamp, Inc., a wholly owned subsidiary of the Company (“LiveRamp”), and Acxiom Holdings, Inc. (“Holdco”), a newly formed wholly owned subsidiary of the Company. Upon satisfaction of the terms and subject to the conditions set forth in the Purchase Agreement, IPG will acquire the Company’s Acxiom Marketing Solutions business (the “AMS Business”), for $2.3 billion in cash, subject to customary closing adjustments (the “AMS Sale”). Following the AMS Sale, a successor to the Company will continue to operate the Company’s LiveRamp business, an identity technology provider (the “LiveRamp Business”).

As contemplated by the Purchase Agreement, the AMS Sale will occur following a series of internal transactions. As part of these internal transactions, the Company will engage in a holding company merger (the “Holdco Merger”), pursuant to which Holdco will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Holdco. As a result of the Holdco Merger, each issued and outstanding share of Company common stock will convert into one share of Holdco common stock. Following the Holdco Merger, the Company will convert into a limited liability company organized under the laws of the State of Delaware (the “LLC Conversion” and, together with the Holdco Merger, the “Reorganization”). As further contemplated by the Purchase Agreement, the Company has concurrently entered into a Master Contribution and Assumption Agreement (the “Contribution Agreement”), among the Company, LiveRamp and Holdco. Pursuant to the Contribution Agreement, the Company and its subsidiaries will undergo a series of transactions (the “Separation”) that, once completed together with the Reorganization, will result in Holdco owning LiveRamp and the Company as direct subsidiaries, with LiveRamp holding the LiveRamp Business and the Company holding the AMS Business. Following this Reorganization and Separation, upon satisfaction of the terms and subject to the conditions set forth in the Purchase Agreement, the AMS Sale will be consummated through the sale of the membership interests in the Company owned by Holdco to IPG. Following the AMS Sale, the Company will transfer the “Acxiom” brand name and associated trademarks to IPG, and Holdco will rebrand its business under the “LiveRamp” name and trade under the ticker symbol “RAMP”.

The consummation of the AMS Sale, which is currently expected to occur in the Company’s third fiscal quarter, which ends December 31, 2018, is conditioned upon, among other things, (i) approval of the Company’s shareholders, (ii) expiration or termination of applicable waiting periods under the Hart Scott Rodino Act and the German Act Against Restraints of Competition, (iii) completion of the Reorganization and Separation, (iv) compliance by each party of their respective covenants in all material respects and (v) accuracy of each party’s respective representations, subject to materiality thresholds.     The closing of the AMS Sale will occur on the first business day of the calendar month on or immediately following the third business day following the satisfaction or waiver of each of the conditions to closing. The transaction is not subject to a financing condition.

The Purchase Agreement also provides for certain termination rights for both the Company and IPG. Upon termination of the Purchase Agreement under specified circumstances, including if the Company terminates the Purchase Agreement to enter into an acquisition agreement with respect to the entire Company (including substantially all of the LiveRamp Business), the Company will be required to pay IPG a termination fee of $86.25 million or, in certain circumstances, up to $15 million of expenses (which is creditable toward the termination fee).

The foregoing descriptions of the Purchase Agreement and the Contribution Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement and the Contribution Agreement, which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference. The Purchase Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders or any other person or entity other than the parties to the Purchase Agreement and, in certain cases, represent allocation decisions among the parties and are modified or qualified by correspondence or confidential disclosures made between the parties in connection with the negotiation of the Purchase Agreement (which disclosures are not reflected in the Purchase Agreement itself, may not be true as of any date other than the date made, or may apply standards of materiality in a way that is different from what may be viewed as material by stockholders). Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and stockholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01—Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) our expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) our plans, objectives and intentions with respect to our future operations, our customers and our market, and (iii) the expected impact of the proposed transaction on our business. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended March 31, 2018. The forward-looking statements in this communication are based on information available to Acxiom as of the date hereof.

We undertake no obligation to update the information contained in this filing or any other forward-looking statement.

Additional Information and Where to Find It

Acxiom will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, Acxiom will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. ACXIOM STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Acxiom stockholders and other investors may obtain free copies of the proxy statement and other relevant materials in connection with the proposed transaction (when they become available), along with other documents filed by Acxiom with the SEC, at the SEC’s website (http://www.sec.gov).

The directors and executive officers of Acxiom may be deemed to be participants in the solicitation of proxies from the stockholders of Acxiom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding Acxiom’s directors and executive officers is also included in Acxiom’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on June 29, 2017. These documents are available free of charge as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Membership Interest Purchase Agreement, dated as of July 2, 2018, by and among Acxiom Corporation, The Interpublic Group of Companies, Inc., LiveRamp, Inc., and Acxiom Holdings, Inc.
2.2*	Master Contribution and Assumption Agreement, dated as of July 2, 2018, among Acxiom Corporation, LiveRamp, Inc. and Acxiom Holdings, Inc.

* Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Jerry C. Jones Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary

Date: July 3, 2018